UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2022, Mawson Infrastructure Group Inc. (the “Company”), and Company’s wholly owned subsidiary, Cosmos Infrastructure, LLC (the “Miner Seller”), entered into a First Amendment to Equipment Purchase and Sale Agreement (the “Amendment”) with CleanSpark GLP, LLC (the “Miner Purchaser”), a wholly-owned subsidiary of CleanSpark, Inc. (“CleanSpark”), in which the parties amended the previously announced Equipment Purchase and Sale Agreement, dated October 8, 2022, by and among the parties (the “EPSA”). The EPSA was entered into in conjunction with the previously announced, Purchase and Sale Agreement dated as of September 8, 2022 (the “Purchase Agreement”), by and among Mawson, Mawson’s wholly owned subsidiary Luna Squares, LLC, CleanSpark and CleanSpark’s wholly owned subsidiary, CSRE Properties Sandersville, LLC.

In accordance with the terms of the EPSA, testing of the hashrate of the miners sold under the EPSA was undertaken. On finalization of the testing the parties determined that the actual hashrate of the miners sold under the EPSA was approximately 5% lower than the guaranteed hashrate, and as such Miner Purchaser was entitled to a pro rata reduction in the purchase for the miners, and the purchase price was reduced from approximately $9.48m to approximately $9.01m (“New Purchase Price”). In addition, Miner Purchaser agreed to allow Miner Seller to swap out some miners previously agreed (the “Miner Swap Out”). In consideration of Miner Purchaser agreeing to the Miner Swap Out, Miner Seller agreed to split the payment of the New Purchase Price over three (3) payment dates, as follows (rather than requiring that the New Purchase Price be paid in full on October 21, 2022): (i) Two Million Dollars ($2,000,000.00) due and payable on Friday, October 21, 2022; and (ii) One Million Dollars ($1,000,000.00) due and payable on Friday, October 28, 2022; and (iii) the remainder (being Six Million, Seventeen Thousand, Nine Hundred and Fifty-Four Dollars and Twenty-Two cents ($6,017,954.22)) due and payable on Tuesday, November 1, 2022.

The description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Equipment Purchase and Sale Agreement between Mawson Infrastructure Group Inc. (the “Company”), Cosmos Infrastructure, LLC, and CleanSpark GLP, LLC, dated October 21, 2022.*
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include the possibility that the full consideration possible under the transaction is not earned or received, the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: October 26, 2022	By:	/s/ James Manning
James Manning
Chief Executive Officer